UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2017

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214)-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Abeona Therapeutics Inc. (the “Company”) was held on May 15, 2017.  The following matters were acted upon:

1.  ELECTION OF DIRECTORS

Todd Wider was elected to serve as director of the Company until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Todd Wider	23,144,815	201,888	9,753,032

2.  APPROVAL TO AMEND OUR 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 8,000,000 TO 10,000,000 SHARES.

Approval to amend our 2015 Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,924,214	2,170,583	362,262	9,753,032

3.  RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,640,063	82,196	1,487,832	0

Item 8.01. Other Events

On January 25, 2017, Abeona Therapeutics Inc. (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company had failed to comply with Nasdaq’s independent director requirement as set forth in Listing Rule 5605.

On May 15, 2017, Abeona Therapeutics Inc. (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq has determined that the Company has a majority independent board, based on Mr. Jeffrey B. Davis not standing for reelection at the Company’s annual meeting on May 15, 2017, and as a result, complies with Listing Rule 5605(b)(1) and the Company is back in compliance with Nasdaq and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: May 18, 2017